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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)       January 31,1997
                                                -----------------------------



                                  HALIS, Inc.
________________________________________________________________________________

             (Exact name of registrant as specified in its charter)


Georgia                          0-16288                         58-1366235
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)


1950 Spectrum Circle, Suite 400, Marietta, Georgia                      30067
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code     (770) 857-4461
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         (Former name or former address, if changed since last report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
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     Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of
January 31, 1997 (the "Merger Agreement"), by and among HALIS, Inc. (the "Company"), ABAS/TPA Acquisition Co., a newly-formed Georgia corporation and a wholly-owned subsidiary of the Company (the "Subsidiary"), American Benefit Administrative Services, Inc. ("ABAS"), Third Party Administrators, Inc. ("TPA") and the shareholders of ABAS and TPA (the "Shareholders"), on January 31, 1997 the mergers of ABAS and TPA with and into the Subsidiary (the "Mergers") were consummated. Upon consummation of the Mergers, the shareholders of ABAS and TPA were issued an aggregate of 1,875,000 shares of the Company's Common Stock. Immediately after consummation of the Mergers, the corporate name of the Subsidiary was changed to "American Benefit Administrative Services, Inc." ABAS and TPA provide third party administrative services for healthcare plans of large and small companies throughout the United States. It is anticipated that the Subsidiary will continue the third party administrative services business of ABAS and TPA.

     Upon consummation of the Mergers, the Subsidiary entered into an Employment Agreement with Philip E. Spicer providing for the employment of Mr. Spicer as President and a director of the Subsidiary for a term of three years following the consummation of the Mergers (subject to extension in accordance with the terms of the Employment Agreement). The Employment Agreement provides for Mr. Spicer to receive an annual base salary of $200,000 plus incentive compensation determined in accordance with the terms of Mr. Spicer's Employment Agreement.
In addition, Mr. Spicer will receive a $100,000 signing bonus, payable in two installments with $50,000 due upon execution of his Employment Agreement and the remainder due on or before July 1, 1997. In addition, the Company will grant to Mr. Spicer non-qualified options to purchase 1,250,000 shares of common stock at an option price of $2.00 per share. The options to be granted to Mr. Spicer will be fully exercisable and expire on the tenth anniversary of the date of issuance. Mr. Spicer's Employment Agreement also provides for certain payments to be made to Mr. Spicer in the event he is terminated without cause or in the event of a change in control of the Subsidiary.

     Upon consummation of the Mergers, it is contemplated that the Subsidiary will also enter into an Employment Agreement with Patricia M. Toledano providing for the employment of Ms. Toledano as Vice President and a director of the Subsidiary for a term of three years following the consummation of the Mergers (subject to extension in accordance with the terms of the Employment Agreement). The Employment Agreement provides for Ms. Toledano to receive an annual base salary of $77,000 plus incentive compensation determined in accordance with the terms of Ms. Toledano's Employment Agreement. In addition, the Company will grant to Ms. Toledano non-qualified options to purchase 100,000 shares of common stock at an option price of $2.00 per share. The options to be granted to Ms. Toledano will be fully exercisable and expire on the tenth anniversary of the date of issuance. Ms. Toledano's Employment Agreement also provides for certain payments to be made to Ms. Toledano in the event she is terminated without cause or in the event of a change in control of the Subsidiary

                                      -2-
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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
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     (a)  Financial Statements of Business Acquired:

     At the present time, it is impractical to provide the required financial statements for ABAS and TPA as required by this Item 7 of Form 8-K. The Company will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than April 16, 1997 (60 days after this Report is required to be filed).

     (b)  Pro Forma Financial Information:

     At the present time, it is impractical to provide the pro forma financial information relative to the ABAS and TPA acquisition as required by Item 310 of Regulation S-B and this Item 7 of Form 8-K. The Company will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than April 16, 1997 (60 days after this Report is required to be filed).

     (c)  Exhibits:

     2.1 Agreement and Plan of Merger and Reorganization, dated as of January 31, 1997 among HALIS, Inc., ABAS/TPA Acquisition Co., American Benefit Administrative Services, Inc., Third Party Administrators, Inc. and the shareholders of American Benefit Administrative Services, Inc. and Third Party Administrators, Inc.

                                      -3-
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HALIS, INC.



                                        By: /s/ Larry Fisher
                                           --------------------------
                                           Larry Fisher, President

Dated:  February 12, 1997
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                                      -4-
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                                 EXHIBIT INDEX

Exhibit                                                               Sequential
Number                        Description of Exhibit                   Page No.
---------                     ----------------------                  ----------

   2.1 Agreement and Plan of Merger and Reorganization, dated as of January 31, 1997 among HALIS, Inc.,
           ABAS/TPA Acquisition Co., American Benefit
           Administrative Services, Inc., Third Party Administrators, Inc. and the shareholders of American Benefit
           Administrative Services, Inc. and Third Party
           Administrators, Inc.